UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2024
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNZA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.
At a Special Meeting of Stockholders of LanzaTech Global, Inc. (the “Company”), held on October 2, 2024 (the “Special Meeting”), and as further described in Item 5.07 below, upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders voted on and approved an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 400,000,000 shares to 600,000,000 shares.
The foregoing description of the Amendment is qualified, in its entirety, by the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.
The Amendment became effective on October 3, 2024, upon filing with the Secretary of State of the State of Delaware.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described under Item 3.03, on October 3, 2024, the Company filed the Amendment with the Secretary of State of the State of Delaware. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On October 2, 2024, the Company held the Special Meeting. At the close of business on August 29, 2024, the record date for the Special Meeting, there were 197,782,055 shares of the Company’s common stock outstanding and entitled to vote. A total of 115,467,888 shares of the Company’s common stock, or approximately 58.4% of the total shares entitled to vote, were represented at the Special Meeting in person or by proxy.
As the Company previously disclosed, on August 5, 2024, the Company entered into a Convertible Note Purchase Agreement with an accredited investor, pursuant to which the Company agreed to sell and issue to the accredited investor and other purchasers in a private placement transaction in one or more closings up to an aggregate principal amount of $150.0 million of convertible notes (the “Convertible Notes”). On August 6, 2024, the Company issued and sold $40.15 million of Convertible Notes to the accredited investor pursuant to such Convertible Note Purchase Agreement. Under the Convertible Notes, the Company was obligated to seek approval from its stockholders to increase its authorized shares of common stock and under Rule 5635 of the Nasdaq Listing Rules for the issuance of shares of common stock in connection with settlement of the Convertible Notes.
Stockholders voted on the following four proposals at the Special Meeting, all of which are described in the Company’s definitive proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on September 9, 2024, and cast their votes as described below.
A.Stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 600,000,000. The final results of the voting were as follows:

Number of shares For	97,928,612
Number of shares Against	17,526,138
Number of shares Abstaining	13,138
Broker Non-votes	0

B.Stockholders approved, for purposes of Nasdaq Listing Rule 5635(b), any “change of control” resulting from the issuance of shares of the Company’s common stock in connection with the conversion of the Convertible Notes. The final results of the voting were as follows:

Number of shares For	97,070,101
Number of shares Against	18,363,084

Number of shares Abstaining	34,703
Broker Non-votes	0

C.Stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), the Company’s ability to settle conversions of the Convertible Notes using shares of the Company’s common stock in excess of 19.9% of the number of outstanding shares of common stock. The final results of the voting were as follows:

Number of shares For	97,057,193
Number of shares Against	18,371,470
Number of shares Abstaining	39,225
Broker Non-votes	0

D.Stockholders approved one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the preceding proposals at the time of the Special Meeting, or in the absence of a quorum. The final results of the voting were as follows:

Number of shares For	97,113,878
Number of shares Against	18,311,513
Number of shares Abstaining	42,497
Broker Non-votes	0

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of LanzaTech Global, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 8, 2024

LANZATECH GLOBAL, INC.

By:	/s/ Joseph Blasko
Name:	Joseph Blasko
Title:	General Counsel and Corporate Secretary
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